Exhibit 4(5)

OFFICE LEASE

THIS LEASE is made as of this 26th day of October, 1995 by and between LORU Partnership (hereinafter called “Landlord”), and Crystal Dynamics, Inc., a California Corporation, (hereinafter called “Tenant”).

WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, an area of approximately 26,788 square feet consisting of the entire building located at 64 Willow Place, Menlo Park, California (hereinafter called “Premises” or “Complex”).

     The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

1.  TERM. The term of this Lease shall be for three (3) years commencing on the first day of January, 1996, and ending on the 31st day of December 1998, unless the term hereby demised shall be sooner terminated as hereinafter provided.

2.  POSSESSION. Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the date above specified for the commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the expiration date of the above term shall be extended by the same number of days that the Tenant’s possession of the Premises was detained by Landlord’s inability to deliver possession, and in such event Tenant shall not be liable for any rent until such time as Landlord tenders delivery of possession of the Premises to Tenant with Landlord’s work therein, if any, substantially completed. Should Landlord tender possession of the Premises to Tenant prior to the date specified for commencement of the term hereof, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including the payment of rent.

     Notwithstanding Paragraph 1, the term of the Lease shall not begin until Landlord has delivered possession of the Premises to Tenant with all work to be performed by Landlord pursuant to Paragraph 11 substantially completed. If Landlord for any reason fails to deliver possession of the Premises to Tenant with such improvements substantially completed by February 29, 1996, then Tenant shall be entitled to terminate this lease by written notice to Landlord of such termination. Tenant shall deliver such notice, if at all, by March 10, 1996.

     Landlord shall not consent to any holdover by the existing tenant without Tenant’s consent.

3.  RENT.

     (A)     Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises, in advance and subject to adjustment as provided herein, the sum of Forty Nine Thousand Five Hundred Fifty Eight Dollars ($49,558.00) on or before that first day of each and every successive calendar month during the initial two (2) years of the term hereof.

     (B)     Rental Adjustments. The annual Base Rent provided for in Paragraph 3(A) of this Lease shall be subject to adjustment at the commencement of the third (3rd) year of the term (the “Adjustment Date”) as follows: Tenant shall pay to Landlord as Base Rent for the Premises the sum of Fifty Two Thousand Two Hundred Thirty Seven Dollars and CD/100 ($52,237.00) The Base Rent as adjusted shall continue to be paid in advance on the first day of each and every month of the Lease Term.

     (C)     Payments for Direct Expenses. As additional rent, Tenant shall pay to Landlord those direct expenses incurred by Landlord in the operation and maintenance of the Complex (herein “Direct Expenses”). Landlord estimates that Direct Expenses during the first calendar year of the Lease term hereunder (excluding those Utilities and Services specified in Paragraph 14 which Tenant shall pay directly and not as part of Direct Expenses) will be equivalent to Thirty one and one half cents ($.315) per square foot per month of leasable square feet in the building. Accordingly, during the first year of the lease term tenant shall pay to Landlord Eight Thousand Four Hundred Thirty Eight Dollars ($8,438.00) per month on account of Tenant’s additional rent attributable to Direct Expenses.

The amount to be paid monthly, on account, by Tenant as additional rent for Direct Expenses shall be adjusted annually on January 1st based upon Landlord’s best estimate of the amount of such direct costs projected for the next twelve (12) month period. For this purpose, Landlord’s statement of estimated Direct Expenses shall specify the monthly amount to be paid on account by Tenant during the next ensuing twelve (12) month period (which shall be equivalent to one-twelfth (1/12) of the estimated Direct Expenses set forth in such statement until the next ensuring annual determination of estimated Direct Expenses.

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     Annually, on or before the first day of April of each calendar year (or as soon thereafter as Landlord can reasonably make the determination), Landlord shall determine and provide Tenant with a statement of the actual amount of Direct Expenses incurred by Landlord during the twelve (12) month period ending on December 31st of each year. If Tenant’s cumulative total of monthly payments on account of Direct Expenses is less than the actual Direct Expenses during the particular twelve (12) month period, Tenant shall pay the difference to Landlord within thirty (30) days after the date of Landlord’s statement. If the actual Direct Expenses are less than the cumulative total of Tenant’s monthly payments on account of Direct Expenses during any such twelve (12) month period, the difference shall be credited against amount thereafter becoming due from Tenant for subsequent payments on account of Direct Expenses or will be paid within thirty (30) days after the date of Landlord’s statement, at the option of Landlord.

     “Direct Expenses”, as used in this paragraph, shall include all direct costs of management, operation and maintenance as determined by standard accounting practices and shall include the following by way of illustration, but not limitation; Real property taxes and assessments upon the buildings and the land upon which they are located; personal property taxes related to the Complex, taxes of very kind and nature whatsoever levied and assessed in lieu of, in substitution for, or in addition to, existing or additional real property taxes on the buildings and the land upon which they are located; taxes based upon, measured by, or otherwise calculated with respect to the gross or net payable under this lease, including, without limitation, any gross receipts tax levied by any taxing authority or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental hereunder; parking taxes; water and sewer charges; waste disposal; insurance premiums, license, permit and inspection fees; charges for heat, light, gas, electric, power, steam and other utilities (including, without limitation, any temporary or permanent utility surcharge or other exaction, whether or not hereinafter imposed), and air-conditioning; security; janitorial services and maintenance contracts; painting and repairing, interior and exterior; maintenance and replacement of floor and window coverings; repair and maintenance of any replacement air-conditioning (but not the existing air conditioning); landscaping and gardening of outside areas; glazing, repair and maintenance of parking lots; salaries and employee benefits of personnel engaged in the operation and maintenance of the Complex and payroll taxes applicable thereto; management fees, supplies, materials, equipment and tools, the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements (together with interest at the rate of twelve percent (12%) per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices provided that such amortization is not at a rate greater than the anticipated savings in the operating expenses. “Direct Expenses”, as used herein, shall not include Landlord’s debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord solely for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants, depreciation, interest, executive salaries; costs relating to repair or replacement of structural components of the Premises, including without limitation the roof supports and membrane, exterior walls, foundation; costs relating to repair or replacement of building systems (except the cost of routine maintenance of any replacement HVAC systems); any costs of capital impoverments which are not required by law to be made; and any costs of investigation or remediation of hazardous or toxic material the presence of which in, on or, about the Premises has not been caused by Tenant. Additionally, in the event Landlord elects, in its sole discretion, to paint the exterior of the building, such expense shall not be considered a Direct Expense under this paragraph. Each statement of actual adjustment shall be based upon a determination and statement of Direct Expenses prepared by an auditing or accounting officer of, or designated by, Landlord, and a copy of such statement of Direct Expenses shall be made available to Tenant upon Tenant’s request therefor. Tenant shall have the right to review the books of Landlord relating to Direct Expenses upon reasonable advance notice by Tenant.

     The respective obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the adjustment in Direct Expenses for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual adjustment for such calendar year and shall be determined and settled on the basis of the statement of actual adjustment for such calendar year and shall be prorated in that proportion which the number of days in such calendar year preceding such expiration or termination bears to three hundred sixty-five (365).

     (D)      Time for payment. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord, as rent for the period from such date of commencement to the first day of the next succeeding calendar month, that proportion of the monthly rent hereof which the number of days beyond such date of commencement and the first day of the next succeeding calendar month bears to the actual number of

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days in such partial month. In the event that the term of this Lease, for any reason, ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof, Tenant shall pay to Landlord, as rent for the period from said first day of the last calendar month to and including the last calendar day of the term hereof, that proportion of the monthly rent hereof which the number of days beyond said first day of said last calendar month and the last day of the term hereof bears to the actual number of days in such partial month.

     (E)      First Month’s Rent. Lessor acknowledges receipt from Tenant on the execution hereof, the sum of Forty Nine Thousand Five Hundred Fifty Eight Dollars ($49,558.00) constituting rent for the first (1st) month of the term hereof

     (F)      Place of Payment of Rent and Direct Expenses. All rental hereunder and all payments hereunder for Direct Expenses shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at:

Cornish & Carey Commercial
Attention: Asset Management
5201 Great America Parkway, Suite 532
Santa Clara, CA 95054

or to such other person or to such other place as Landlord may, from time to time, designate in writing.

     (G)      Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Fifty Thousand and 00/100 Dollars ($50,000.00). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Lessor for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

4.  USE. Tenant shall use the premises for general office, research and development, marketing, sales, studio, and distribution and warehousing incidental to general office use and consistent with the City of Menlo Park office use provisions and all other legally related uses, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Premises and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of paid certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction, which shall by reason of the nature of Tenant’s use or occupancy of the Premises impose any duty upon Tenant or Landlord with respect to the Premises, or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Complex and or property located therein. Tenant shall promptly upon demand reimburse Landlord for any additional premiums charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights or other tenants or occupants of the Complex, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     In the event Tenant makes any improvements or alterations to the Premises and such construction triggers a requirement to make additional improvements to the Premises under the Americans with Disabilities Act (“ADA’’). Tenant shall make and pay for such ADA required improvements. If Landlord improvements or alterations to the Premises trigger a requirement to make additional improvements to

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the Premises under the ADA, or if neither Landlord nor Tenant make any improvements to the Premises but ADA required improvements to the Premises are required during the Lease term, then Landlord, not Tenant, shall be solely responsible for making and paying for same.

5.  NOTICES. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given when sent by registered or certified mail addressed to Tenant at the Premises, or to Landlord at the address of Landlord set forth in Paragraph 3(F). Either party may by written notice to the other specify a different address for notice purposes except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes.

6.  BROKERS. Each party warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, other than COLLIERS PARRISH, representing Tenant, and CORNISH & CAREY COMMERCIAL, representing Landlord, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Upon demand, each party shall pay all costs, attorneys’ fees and damages incurred by the other as a result of any breach of this warranty. As between Landlord and Tenant, Landlord shall pay any amounts due as per Landlord’s separate agreement with Cornish & Carey Commercial.

7.  HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at one hundred fifty percent (150%) of the rental rate in effect upon the date of such expiration and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this paragraph are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

8.  TAXES ON TENANT’S PROPERTY.

     (A)      Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in the premises. If any such taxes on Tenant’s personal property or trade futures are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such personal property or trade futures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protests, any amount so recovered to belong to Tenant and all costs of such action to be borne by Tenant.

     (B)      If the tenant improvements in the Premises, whether installed, and or paid for by Landlord or Tenant and whether or not affixed to real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant improvements conforming to Landlord’s “Building Standards” in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph (A) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than Landlord’s “Building Standards”, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

9.  CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Tenant’s Premises and said Complex were at such time in satisfactory condition. (See Addendum Paragraph 44).

10.  ALTERATIONS. Tenant shall make no alterations, decorations, additions or improvements in or to the Premises without Landlord’s prior written consent, and then only by contractors or mechanics approved by Landlord. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities of the Complex or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and

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requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction. Before commencing any work, Tenant shall give Landlord at least five (5) days’ written notice of the proposed commencement of such work and shall secure at Tenant’s own cost and expense a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wall coverings, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair or, at Landlord’s option, shall pay to the Landlord all costs arising from such removal.

     All personal property, office machinery and equipment, furniture and removable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession; or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

11.  REPAIRS. By entry hereunder, Tenant accepts the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition and repair. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Complex except as specifically herein set forth.

     Upon the expiration or early termination of this lease, Tenant shall deliver the Premises in the same condition as provided for in Paragraph 44 A-F, normal wear and tear excepted.

     Anything contained in the foregoing paragraph to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Complex, including the basic plumbing, air-conditioning and electrical systems installed or furnished by the Landlord, unless such maintenance and repairs are caused in part or wholly by the act, neglect, fault or omission of any duty by Tenant, its agents, employees or invitees, and the cost of such maintenance and repairs is not covered by insurance, in which case Tenant shall immediately pay to Landlord the reasonable cost of such maintenance and repairs to the extent not covered by insurance. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance failure shall persist for any unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 19 hereof there shall be no abatement of rent and no liability of Landlord by reason of any injury or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Complex or the Premises or in or to fixtures, appurtenances and equipment therein, provided Landlord uses reasonable efforts to minimise disruption of Tenant’s conduct of business on the Premises. Tenant waives the right to make repairs at Landlord’s expense under Section 1942 of the California Civil Code or under any law, statute or ordinance now or hereafter in effect.

12.  LIENS. Tenant shall keep the Premises and the property upon which the Premises is situated free from any liens arising out of the work performed, materials furnished or obligations incurred by Tenant.

13.  ENTRY BY LANDLORD. Provided Landlord gives Tenant at least 24 hours advance notice (except in case of emergency) of its desire to enter the Premises, and permits a representative of Tenant to accompany Landlord or its agents, contractors, and other entities entitled to enter the Premises pursuant to this Paragraph 13, Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply janitorial services and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non responsibility, to alter, improve or repair the Premises or any portion of the Complex (but only to the extent required by law), all without being deemed guilty of an eviction of Tenant and without

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abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of the Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said door in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord.

14.  UTILITIES AND SERVICES. Tenant shall pay directly, and not as part of Direct Expenses, for all water, gas, heat, light, power, telephone service and all other materials and services supplied to the Premises. If Tenant fails to pay for any of the foregoing when due, Landlord may, at its option, pay the same and add such amount to the Rent.

     Landlord shall provide janitorial service to the Premises Monday through Friday of each week (except holidays) comprised at a minimum of cleaning and stocking bathrooms, vacuuming all carpets, broom sweeping all smooth surface floors, replacing burned out lights, dusting, and emptying garbage receptacles; such janitorial service shall be considered a Direct Expense as provided for in Paragraph 3(c).

15.  INDEMNIFICATION. Except to the extent caused by Landlord’s negligence or willful misconduct, Tenant shall indemnify and hold harmless Landlord against and from any and all causes and claims arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, occurring in or about the Premises, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of any such claim. Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises from any cause whatsoever except that which is caused by the neglect or willful conduct of Landlord, or the failure of Landlord to observe any of the terms and conditions to this Lease. Landlord shall indemnify and hold harmless Tenant against and from any and all causes and claims arising from the neglect or willful misconduct of Landlord, or the intentional failure of Landlord to observe any of the terms and conditions of this Lease.

16.  DAMAGE TO TENANT’S PROPERTY. Notwithstanding the provisions of Paragraph 15 to the contrary, Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Complex, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, unless the same is caused by the active negligence or willful misconduct of the Landlord. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Complex. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Complex or of defects therein or in the fixtures or equipment.

17.  INSURANCE SUBROGATION. The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant’s improvements, and alterations of either Landlord or Tenant in on an the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

     Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for damages caused by fire and any of the risks insured against under any insurance policy required by this Lease.

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18.  LIABILITY INSURANCE. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises and all areas appurtenant thereto. Such insurance shall provide $2,000,000.00 combined single limit for bodily injury and property damage. The limits of said insurance shall not, however, limit the liability for the Tenant hereunder, and Tenant is responsible for ensuring that the amount of liability insurance carried by Tenant is sufficient for Tenant’s purposes. Tenant may carry said insurance under a blanket policy, providing, however, said insurance by Tenant shall have a Landlord’s protective liability endorsement attached thereto in form and substance satisfactory to Landlord. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rules A+AAA or better in “Best’s Insurance Guide’’. Tenant shall deliver to Landlord prior to occupancy of the Premises copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with evidence satisfactory to Landlord of payment of premiums. No policy shall be cancelable are subject to reduction of coverage except after fifteen (15) days’ prior written notice to Landlord. Tenant acknowledges and agrees that insurance coverage carried by Landlord will not cover Tenant’s property within the Premises or the Complex and that Tenant shall be responsible, at Tenant’s sole cost and expense, for providing insurance coverage for Tenant’s movable equipment, furnishings, trade fixtures and other personal property in or upon the Premises or the Complex, and for any alterations, additions or improvements to or of the Premises or any part thereto made by Tenant, in the event of damage or loss thereof from any cause whatsoever.

19.  DAMAGE OR DESTRUCTION.

(A)  In the event the Complex is damaged, the Landlord shall:

(i)	In the event of total destruction, at Landlord’s option, within a period of ninety (90) days thereafter, commence repairs, reconstruction and restoration of said Complex and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore said Complex in which event this Lease shall terminate. In either event, Landlord shall give the Tenant written notice of its intention within said ninety (90) day period. In the event Landlord elects not to restore said Complex, said Lease shall be deemed to have terminated as of the date of such total destruction.

(ii)	In the event of a partial destruction of the Complex to an extent not exceeding twenty five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Complex may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, commence and proceed diligently with the work of repair, reconstruction and restoration and the Lease shall continue in full force and effect; or if such work of repair, reconstruction and restoration is such as to require a period longer than ninety (90) days or exceed twenty-five percent (25%) of the full insurable value thereof or if said insurance proceeds will not be sufficient to cover the cost of such repairs, the Landlord may either elect to so repair, reconstruct and restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall in such event terminate. Under any of these conditions, the Landlord shall give written notice to the Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore said Complex, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(B)  Upon any termination of this Lease under any of the provisions of this Paragraph, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to the Landlord except for items which have therefore be accrued and are then unpaid.

(C)  The rental provided to be paid under this Lease shall be abated proportionally in the ratio which the Tenant’s use of said Premises is impaired from the date of damage until substantial completion of such repair, reconstruction or restoration, or until any sooner termination of this lease. The Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of said Premises and or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

(D) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph. Notwithstanding anything to the contrary contained in this Paragraph 19, should Landlord be delayed or prevented from substantial completion of repairing or restoring said damaged Premises within one hundred eighty (180) days after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure

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the necessary labor or materials, or other causes beyond the reasonable control of Landlord, the Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one hundred eighty (180) days.

(E)  It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of said Complex and said Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

(F)  Notwithstanding anything to the contrary contained in this Paragraph, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph occurs during the last twelve (12) months of the term of this Lease or any extension thereof and Landlord reasonably estimates that such repair, reconstruction or restoration will take more than 120 days to complete.

(G)  The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California are hereby waived by Tenant.

20.  EMINENT DOMAIN. In case the whole of the Premises, or such part thereof as shall substantially interfere with the Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority, by exercise of the right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, the Tenant or the Landlord may at its option terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, and Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which said restoration is being made and to the part of the Premises of which Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any specific award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

21.  DEFAULTS AND REMEDIES.

(A)  The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i)	The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited, any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this Lease.

(ii)	The failure by Tenant to make any payment of rent or additional rent required to be made by Tenant hereunder, within five (5) days after notice from Landlord that such payment is overdue; provided that, if Landlord gives two such notices during any 12 month period, then Landlord shall have no obligation to give any further such notices during the balance of such 12 month period.

(iii)	The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in (i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant, provided however, than any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided, further, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion.

(iv)	(1) The making by Tenant of any general assignment for the benefit of creditors; (2) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (3) the attachment, execution of other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

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(B) In the event of such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i)	The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)	The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii)	The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)	Any other amount necessary to compensate the Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

     As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the prevailing discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus five percent (5%) but not more than the maximum rate permissible by law. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(C)   In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises: such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

22.  ASSIGNMENT AND SUBLETTING. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant’s interest in this Lease or in the Premises and shall not sublet all or any part of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall, at the option of Landlord, constitute grounds for termination of this Lease.

     No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

     Each subletting or assignment to which Landlord has consented shall be by an instrument in writing in form, satisfactory to Landlord and shall be executed by the sublessor or assignor and by the sublessee or assignee in each instance, as the case may be, and each sublessee or assignee shall agree in writing for the benefit of the Landlord herein to assume, to be bound by and to perform the terms, covenants, and conditions of this Lease to be done, kept and performed by the Tenant. Once executed copy of such written instrument shall be delivered to the Landlord. Tenant agrees to reimburse Landlord for Landlord’s reasonable attorney’s fees and such other reasonable charges which Landlord incurs or causes to be incurred in conjunction with the processing and documentation of any such requested subletting or assignment of this Lease or Tenant’s interest in and to the Premises. Landlord may require as a condition to Landlord’s consent to an assignment or subletting that all sums or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated rentals under any sublease or otherwise, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises, subject to any such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder. Provided, however, that Tenant shall first be entitled to recover any costs of assignment or subletting incurred by Tenant, including, without limitation, real estate commission and advertising expense.

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     Notwithstanding anything to the contrary contained in this Paragraph 22, Tenant shall be entitled, without obtaining Landlord’s consent, to assign or subject all or any portion or interest in this Lease and the Premises to any of the following entities (i) any corporation with which Tenant mergers or consolidates, and any parent, subsidiary, or affiliate corporation of Tenant (ii) any corporation to which Tenant sells all or substantially all of its assets, and (iii) any entity that acquires a controlling interest in Tenant (with “control” meaning more than 50% of all classes of voting stock). In no event shall the sale or Issuance of shares by Tenant be deemed an assignment.

23.   SUBORDINATION. This Lease shall be subject and subordinate at all times to all ground and underlying leases which now exist or may hereafter be executed the affecting the Complex or the land upon which the Complex is situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land and Complex or either thereof, as on Landlord’s interest or Estate therein, or portion thereof, or on or against any ground or underlying lease without the necessity of the execution and delivery of any further Instruments on the part of Tenant to effectivate such subordination, provided, however, that so long as Tenant is not in default, the terms of this Lease shall not be effected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust. Tenant hereby agreeing at the written request of the Landlord under such ground or underlying lease or the purchaser of the Complex in such foreclosure or other proceedings, to attain to such Landlord or to such purchaser or, at such Landlord’s or such purchaser’s option, to enter into a new lease for the balance of the terms hereof upon the same term and provisions as are contained in this Lease. Notwithstanding the foregoing Tenant will execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust as may be required by Landlord.

24.  ESTOPPEL CERTIFICATE

(A)  Tenant shall at any time and from time in time upon not less then ten (10) day’s prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect, if modified stating the nature of much modification and certifying that this Lease as so modified, is in full force and effect and the dates to which the rental and other charges are paid in advance, if any, and (ii) acknowledge that there is not to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or may portion of the real property of which the Premises are a part.

(B)  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no incurred defaults in Landlord’s performance, and (iii) that not more than one month’s rental has been paid in advance.

25.  CONFLICT OF LAWS. This Lease shall be governed by and construed pursuant to the laws of the State of California.

26.  AREAS OF THE COMPLEX. Tenant shall have the exclusive right to the use of parking areas, entrances, lobbies, ramps, drives, stairs and similar access and service ways in and adjacent to the Complex subject to such nondiscriminatory rules and regulations as may be adopted by Landlord. Tenant shall have the right to post its name identification sign on the post on the Premises used by the prior tenant for such purpose. Tenant shall also have the right to place or paint its name identification on the exterior door to the Premises. All such signage to be subject to Landlord’s and the City of Menlo Park’s approval, such approval not to be unreasonably withheld.

27.  SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and shall insure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

28.  SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord operate as an assignment to it of any or all subleases or subtenancies.

29.  ATTORNEYS’ FEES. In the event that either party should bring suit or commence arbitration under this Lease or because of the breach of any provision of this lease, then all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

30.  PERFORMANCE BY TENANT. All covenants and agreement to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without

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any statement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from any obligation of Tenant, but shall not be obligated to make any such payment or perform any other such action on Tenant’s part to be made or performed as in this Lease provided. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at an annual rate of five percent (5%) per annum plus the annual percentage rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act prevailing on the 25th day of the month preceding either the (1) date on which this Lease is executed; or (2) the date the amount became due, whichever is less (but not more than the maximum rate permissible by law), until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

31.  MORTGAGE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of mortgage covering the Premises whose address shall have been furnished to it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, not exceeding
120 days after the date of Landlord’s defaults (e.g. 30 days to cure for Landlord, plus 90 days for mortgage).

32.   DEFINITION OF LANDLORD. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer, assignment or other conveyance or transfers of any such title, the Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relived from and after the date of such transfer, assignment or conveyance of all liability in respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of the Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

33.  WAIVER. The Waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained nor shall any custom or practice which may arise between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition upon this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

34.  PARKING. Tenant shall have the exclusive right to use of the parking facilities of the Complex, as shown on Exhibit “B”, free of charge. Tenant agrees that vehicles of Tenant or its employees shall not park in driveways or other areas not specified for parking. Landlord reserves the right to impose reasonable rules and regulations on the use of such parking facilities.

35.  TERMS AND HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several. The paragraph headings of this Lease are not apart of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

36.  EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

37.  TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

38.  PRIOR AGREEMENTS, AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

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39.  SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

40.  RECORDING. Neither Landlord nor Tenant shall record this Lease on a short form memorandum thereof without the consent of the other.

41.  EXHIBITS. All Exhibits that are referred to in this Lease and attached hereto are incorporated herein by this reference and made a part of the Lease.

42.  AUTHORITY. The undersigned parties hereby warrant that they have property authority and are empowered to execute this Lease on behalf of the Landlord and Tenant respectively.

43.  ADDENDUM TO LEASE. Paragraph 44 is added hereto and made a part of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

TENANT:	Crystal Dynamics, Inc. a California Corporation	LANDLORD: LORU Partnership

By: Daniel A. Dordsin		By: Mr. Louis A. Allen
Title: SVP , Business Affairs		By:

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ADDENDUM TO THAT CERTAIN LEASE DATED OCTOBER 26 1995, BY AND BETWEEN LORU PARTNERSHIP (HEREINAFTER CALLED “LANDLORD”), AND CRYSTAL DYNAMICS, INC., A CALIFORNIA CORPORATION, (HEREINAFTER CALLED “TENANT”) FOR THE PROPERTY LOCATED AT 64 WILLOW PLACE, MENLO PARK, CALIFORNIA

44.	CONDITION OF PREMISES: In connection with delivery of possession of the Premises, Landlord shall provide the following cosmetic improvements to the Premises at its sole cost and expense:

A.	Flooring:

1.	Existing Carpet: Repair, if necessary, and shampoo (but not replace).
2.	Existing Tile: Repair, if necessary, and clean and wax, if appropriate.

B.	Interior Walls: Remove bolts, tacks, etc., in all walls; repair wall coverings where necessary and touch-up paint all interior walls including covered walls where required.

C.	Ceiling Tiles: Replace stained or broken tiles where necessary; touch-up paint beams if needed.

D.	Windows: Wash inside and out; repair window coverings where necessary; replace cracked or broken panes.

E.	Lights: Replace all burnt out lights, fix or replace broken ballasts and clean and replace where necessary broken or stained light lenses.

F.	Doors: Deliver all exterior doors in good working condition; deliver all interior doors in good working condition.

G.	Systems: Deliver the Premises with plumbing, electrical (including all outlets), heating and air conditioning systems all in good working condition.

H.	Roof and Mechanical System: Repair the roof to leak free condition as necessary, and repair/upgrade the mechanical system as necessary to good working condition. Landlord shall, at its expense, keep the HVAC mechanical system in good working condition during the lease term or, if necessary, in Landlord’s reasonable judgment, replace the same at Landlord’s sole cost (after which the cost of maintenance of such system shall be borne by Tenant).

Except as expressly provided above, the Premises shall be delivered to Tenant in “AS IS” condition in all respects, and Landlord shall not have any obligation to remodel, alter or otherwise perform construction work therein, whether to comply with governmental laws, codes, or regulations; provided, however, the Landlord shall perform its obligations concerning maintenance and repair of the Premises as provided in Paragraph 11, and shall perform its obligation as provided in paragraph 4.

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AMENDED AND RESTATED FIRST AMENDMENT TO LEASE

     This Amended and Restated First Amendment to Lease (“First Amendment”) is entered into effective as of the 5th day of November, 1998, between Sunset Menlo Partners II, LLC, a California limited liability company, as successor in interest to LORU Partnership (“Landlord”) and Crystal Dynamics, Inc., a California corporation (“Tenant”), and amends, supersedes and replaces in its entirety that certain First Amendment to Lease dated effective October 1st, 1998 between Landlord and Tenant.

RECITALS:

     A.      Landlord and Tenant entered into that certain Office Lease and Addendum thereto dated October 26, 1995 (the “Lease”).

     B.      Landlord and Tenant desire to amend the Lease as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.     Term: The term of the Lease shall be extended for an additional period of eight (8) years and three (3) months, unless sooner terminated in accordance with the Lease, such that the term shall expire on March 31, 2007, and Paragraph 1 of the Lease is hereby amended accordingly.

2.     Rent: Paragraph 3 of the Lease is hereby amended as follows:

     Paragraph 3(A): Effective as of January 1, 1999, the Base Rent for the Premises shall increase to the sum of $97,776.20 per month.

     Paragraph 3(B): The Base Rent shall increase on January 1 of each calendar year (the “Adjustment Date”) commencing January 1, 2000, by an amount equal to three percent (3%) of the Base Rent payable immediately before the applicable Adjustment Date, throughout the Lease term.

     Paragraph 3(C): Tenant shall continue to pay all Direct Expenses. The estimated monthly payment toward Direct Expenses to be paid by Tenant commencing January 1, 1999 shall be Twelve Thousand Five Hundred and Sixty Two Dollars ($12,562), subject to adjustment as provided in Paragraph 3(C).

     Paragraph 3(F): Tenant shall make all payments of rental and other sums due under the Lease to Landlord at the following address:

     c/o Ventana Property Services
     2755 Campus Drive, Suite 145
     San Mateo, California 94403

     Paragraph 3(G): The security deposit shall be increased by Tenant to the sum of One Hundred Thirty Six Thousand Five Hundred Sixty Two Dollars ($136,562), which sum has been previously deposited with Landlord.

3. Paragraph 8(B) of the Lease is hereby amended as follows: Tenant shall be responsible for and shall pay as Direct Expenses all taxes and assessments on all tenant improvements, fixtures, possessory interests and portions of the real property comprising the Complex, regardless of the nature or type of such tenant improvements, fixtures, possessory interests and portions of the real property. Tenant shall also pay directly to the taxing authorities all taxes levied on any personal property, equipment and intangible property located on the Premises.

4. The third paragraph of Paragraph 11 is hereby amended by adding “unless such” between the words “maintenance” and “failure” in the eighth line thereof. Notwithstanding anything else contained in Paragraph 11 or elsewhere in the Lease, Tenant shall maintain and repair in good, clean and operating condition the interior of the building comprising the Premises at Tenant’s sole cost and expense, including without limitation all plumbing, electrical, telephone and telecommunications systems from the inside of the exterior walls of the building, building ceilings and the interior surface of the building walls, and regular five day a week interior janitorial service. Landlord shall maintain and repair the heating, ventilation and air conditioning system, exterior building walls, and the portions of the Premises exterior to the building (such as landscaping, parking area (including resealing and resurfacing), driveways and walkways) at Tenant’s expense as part of Direct Expenses.

5. The first paragraph of Paragraph 17 is hereby amended by inserting the following at the end of the last sentence thereof: “to the extent of such insurance. Nothing herein shall limit the liability of a party for amounts in excess of such insurance coverage.”

6. Tenant shall provide Landlord with a certificate of insurance showing Landlord and Landlord’s lender, if any, as additional insureds under the insurance described in Paragraph 18 of the Lease upon execution of this Amendment by Tenant.

7. Paragraph 44 of the Lease is hereby deleted and the following is inserted in lieu thereof:

     Landlord shall complete the following improvements to the Premises at Landlord’s sole cost and expense, on or before August 31, 1999 (which date shall be extended by the period of delays by force majeure or other factors beyond Landlord’s reasonable control):

     (A)      A new exterior roof.

     (B)      Replace the three (3) rooftop HVAC mechanical Units with new unit(s).

     (C)      Reseal and restripe the parking lot.

     (D)     Exterior landscape upgrade as determined by Landlord in its discretion.

     (E)     Lobby stair carpeting to be replaced.

     Landlord shall select the contractors for, and the type and materials for, the above improvements, in Landlord’s sole discretion. Such work shall be performed in a good and workmanlike manner in accordance with all applicable laws and codes. Landlord shall obtain standard and customary warranties for the new HVAC units and for the roof work, as determined in good faith by Landlord. Landlord shall have no liability to Tenant for any interference to Tenant’s business or use of the Premises in performing such improvements, nor shall there be any abatement of rent therefore; provided that Tenant shall have access to the Premises. Landlord shall use reasonable efforts to minimize disruption to Tenant’s use of the Premises when work is performed during business hours. Tenant shall reasonably cooperate with Landlord in connection with Landlord’s performance of such improvements. Except as provided above, the Tenant shall lease the Premises “As Is” in its condition existing on the effective date of this First Amendment.

8.      Option to Extend.

     (A)      Provided Tenant is not then in default, Tenant shall have the right to extend the term of this Lease for one (1) additional period of five (5) years, commencing upon the expiration of the then existing Lease term upon all the same terms and conditions as set forth in this Lease, except those which require performance by Landlord which have already been performed by Landlord, and except as to Base Rent, which shall be adjusted as hereinafter provided. In order to exercise Tenant’s option to extend the term of this Lease, Tenant shall deliver written notice to Landlord no later than March 31, 2006. Base Rent shall be adjusted at the commencement of the extended term to a sum equal to the fair market rental (“FMR”) for the Premises, but in no event less than the rental Tenant is paying as of the end of the initial term, as extended under this First Amendment. If Tenant has exercised its option to extend as provided in this Lease, Landlord and Tenant shall commence negotiations to determine the FMR by mutual agreement. Such negotiations shall commence no later than thirty (30) days after Tenant’s exercise of the option to extend. In the event Landlord and Tenant cannot mutually agree upon the FMR by the date which is sixty (60) days after exercise of the option to extend, the FMR for the extended term shall be determined by appraisal in the manner hereafter set forth.

     (B)      In the event it becomes necessary under this paragraph to determine the FMR by appraisal, by the date which is seventy-five (75) days after Tenant’s exercise of the option to extend, Landlord and Tenant shall each appoint a real estate appraiser who shall be a member of the American Institute of Real Estate Appraisers and shall be experienced in the appraisal of rental value and adjustment to rent practices for office properties in the vicinity of the Building, or the parties may mutually agree upon one such appraiser if they so choose, and such appraiser(s) shall each determine the FMR for the Premises, taking into account the value of the Premises and the amenities provided, the location of the Premises and prevailing comparable rentals and rental adjustment practices in the area. Such appraiser(s) shall, within thirty (30) business days after their appointment, complete their appraisals and submit their appraisal reports to Landlord and Tenant. If the FMR is established by one appraiser mutually selected by the parties, his or her appraisal shall be the FMR for the extended term, and the rent under this lease shall be adjusted by fair market rental adjustments as determined by the appraiser(s). If the FMR is established by two separate appraisals and the two appraisals differ by five percent (5%) or less of the highest appraisal, then the average of the two appraisals shall constitute the FMR for purposes of this paragraph. If the FMR determined by two appraisers varies by more than five percent (5%) of the higher appraisal, the two appraisers appointed, within ten (10) days after submission of the last appraisal, shall appoint a third appraiser who shall be a member of the AIREA and who shall be similarly qualified and experienced. Such third appraiser shall, within twenty (20) business days after his appointment, determine by appraisal the FMR in accordance with this paragraph. The FMR determined by the third appraiser for the Premises shall be controlling unless it is less than that set forth in the lower of the appraisals previously obtained, in which case the value set forth in said lower appraisal shall be controlling, or unless it is greater than that set forth in the higher appraisal previously obtained, in which case the rental set forth in said higher appraisal shall be controlling. If either Landlord or Tenant fails to appoint an appraiser, or if an appraiser appointed by either of them fails, after his appointment, to submit his appraisal within the required period in accordance with this Lease, the appraisal submitted by the appraiser property appointed and timely submitting his appraisal shall be controlling. The cost of all appraisals under this paragraph shall be borne equally by Landlord and Tenant.

     9.      Guaranty. Concurrently with the execution and delivery of this Amendment, and as a condition to the effectiveness of this Amendment, Tenant shall deliver to Landlord a duly executed Guaranty of this Lease from Eidos Plc, in the form of Exhibit “1” attached hereto and incorporated herein by reference.

    10.      Ratification. Except as expressly modified by this First Amendment, all terms and conditions of the Lease shall remain in full force and effect. In the event of any inconsistency or ambiguity between this First Amendment and the Lease, the terms and conditions of this First Amendment shall govern and control, and the Lease shall be construed to give maximum effect to the terms and provisions of this First Amendment.

    11.      Governing Law. This Fist Amendment shall be governed by California law as it applies to parties contracting in Santa Clara County, California.

     IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date first set fourth in this Agreement.

Landlord:

Sunset Menlo Partners II, LLC, a California limited liability company

By:	__________________________ Roxy Rapp, Manager

By:	__________________________ Dr. Stanton M. Charney

Tenant:

Crystal Dynamics, Inc., a California corporation

By:

Its:

By:

Its: